Exhibit 99

JOINT FILER INFORMATION

      Morgan Stanley & Co. Incorporated has designated Morgan Stanley as the “Designated Filer” for the purposes of Item 1 of the attached Form 3.

Issuer & Ticker Symbol: Premium Standard Farms, Inc. (PORK)
Date of Event Requiring Statement: June 14, 2005

Signature:	/s/ Robert G. Koppenol

	By:	Robert G. Koppenol, as authorized signatory for Morgan Stanley

Signature:	/s/ Robert G. Koppenol

	By:	Robert G. Koppenol, as authorized signatory for Morgan Stanley & Co. Incorporated